EXHIBIT 6.1

DIRECTORS / OFFICERS REPORT

VAN KAMPEN FUNDS INC.

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DIRECTORS
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STEVEN M. MASSONI                                DIRECTOR

M. KEVIN CRONIN                                  DIRECTOR

OFFICERS
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STEVEN M. MASSONI                                PRESIDENT
M. KEVIN CRONIN                                  SENIOR VICE PRESIDENT
MIRANDA O'KEEFE                                  CHIEF COMPLIANCE OFFICER
ANNETTE J. LEGE                                  CHIEF FINANCIAL OFFICER
TARA JONES BAKER                                 VICE PRESIDENT, SYNDICATE AND UNDERWRITING
JONATHAN ANDREW DOMINY                           VICE PRESIDENT, BUSINESS DEVELOPMENT
ALAN E. ERICKSON                                 VICE PRESIDENT, PRODUCT DEVELOPMENT
BRAD D. FEELEY                                   VICE PRESIDENT, BUSINESS DEVELOPMENT
STEVEN M. HEITE                                  VICE PRESIDENT, OPERATIONS
RICHARD RALPH HOFFMAN                            VICE PRESIDENT
ZAHEDUL HOQUE                                    VICE PRESIDENT, PRODUCT DEVELOPMENT
TIMOTHY M. O'REILLY                              VICE PRESIDENT, PORTFOLIO AND INVENTORY MANAGEMENT
THOMAS J. SAUERBORN                              VICE PRESIDENT, OPERATIONS
JOHN C. SCHORLE                                  VICE PRESIDENT, RESEARCH
JOHN F. TIERNEY                                  VICE PRESIDENT
MARK W. GREGSON                                  FINANCIAL AND OPERATIONS PRINCIPAL
JOHN M. ZERR                                     SECRETARY
JOHN M. ZERR                                     GENERAL COUNSEL
ANNETTE J. LEGE                                  TREASURER
PETER DAVIDSON                                   ASSISTANT SECRETARY
CHRISTOPHER B. FISCHER                           ASSISTANT SECRETARY
P. MICHELLE GRACE                                ASSISTANT SECRETARY
SEBA P. KURIAN                                   ASSISTANT SECRETARY
ELISA MITCHELL                                   ASSISTANT SECRETARY
ELIZABETH NELSON                                 ASSISTANT SECRETARY
STEPHEN R. RIMES                                 ASSISTANT SECRETARY
MELANIE RINGOLD                                  ASSISTANT SECRETARY
YINKA AKINSOLA                                   ANTI-MONEY LAUNDERING COMPLIANCE OFFICER
LAURENCE J. ALTHOFF                              EXECUTIVE DIRECTOR, ADMINISTRATION/SUPPORT
MATTHEW T. BAKER                                 EXECUTIVE DIRECTOR, BUSINESS DEVELOPMENT
CRAIG S. FALDUTO                                 EXECUTIVE DIRECTOR, RESEARCH
BRIAN CHRISTOPHER HARTIGAN                       EXECUTIVE DIRECTOR, PRODUCT DEVELOPMENT
MICHAEL J. MAGEE                                 EXECUTIVE DIRECTOR, PORTFOLIO AND INVENTORY MANAGEMENT
JOHN THADDEAUS MOSER                             EXECUTIVE DIRECTOR, MARKETING
JOHN M. WALSH                                    EXECUTIVE DIRECTOR, BUSINESS DEVELOPMENT
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